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EXHIBIT 10.3

                                 March 2, 2000

PRIVATE AND CONFIDENTIAL
The Ravelston Corporation Limited
C/O
Suite 740
401 North Wabash Avenue
Chicago, IL 60611

Attention: Mr. David Radler

Dear Mr. Radler:

     Re: Bidhit.com, Inc. ("Bidhit") and The Ravelston Corporation Limited ("Ravelston")

     This letter sets forth the terms and conditions of the agreement and understandings between Ravelston and Bidhit. This letter is supplemental to the existing agreement between Bidhit and Ravelston dated November 15, 1999 (the "November 15 Agreement").

1. Recitals: This agreement is made with reference to the following material facts:

     (a) Bidhit wishes to expand its access to Ravelston's advice and counsel on an as needed basis.

     (b) Ravelston and Bidhit may expand their relationship on such terms and conditions and under such circumstances as the parties may mutually agree upon in the future.

2. Advisory Services: Ravelston agrees to extend the advisory and consulting services it provides to Bidhit under the November 15 Agreement until January 1, 2002. No specific time requirements on Ravelston are imposed and such services may be by telephone.

3. Bidhit Obligations: In consideration of an affiliate of Ravelston's providing expanded advertising media availability and Ravelston's undertaking to provide extended consulting services as an extension of the November 15 Agreement, Bidhit will issue Ravelston Holdings, Inc. 100,000 common shares of Bidhit at a deemed price of $3.50 per share within ten (10) business days of the execution of this agreement.

4. Binding Agreement: This letter constitutes a binding agreement between Bidhit and Ravelston. It shall enure to the benefit of and be binding upon the parties and their successors and assigns.

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May 19, 2000
Page 2

5. Entire Agreement: This letter and the November 15 Agreement constitute the entire agreement of the parties with respect to its subject matter and supersedes all previous communications and agreements whether oral or written between the parties. No amendment to this agreement shall be valid unless it is evidenced by a writing executed by both parties. This agreement may be executed in counterpart and/or by facsimile.

6. Notice: All notices, requests, demands and other communications shall be in writing and shall be deemed to have been given if delivered by hand or faxed as follows:

     To Bidhit:                        Suite 204
                                       18702 North Creek Parkway
                                       Bothell, Washington 98011
                                       Facsimile: (425)424-3661

                                       and

                                       Suite 2500, 1177 West Hastings Street
                                       Vancouver, B.C.
                                       V6E 2K3
                                       Facsimile: (604)687-0554

To Ravelston:                          C/O
                                       Suite 740, 401 North Wabash Avenue
                                       Chicago, IL 60611
                                       Facsimile: (312)321-6426

     In witness whereof the parties have executed this Agreement, consisting of two (2) pages as of the 3rd day of March, 2000.

Bidhit.com, Inc.                       The Ravelston Corporation Limited

Per: /s/ Timothy J. Black              Per: /s/ David Radler
         Timothy J. Black                         David Radler
         President & CEO